                          CERTIFICATE OF INCORPORATION

                                       OF

                             TEXAS INDUSTRIES, INC.

     First. The name of this corporation is TEXAS INDUSTRIES, INC.

     Second. Its principal office in the State of Delaware is to be located at 900 Market Street, in the City of Wilmington, County of New Castle, and its resident agent is Corporation Service Company, 900 Market Street, Wilmington, Delaware.

     Third. The nature of the business of the corporation and the objects and purposes to be transacted, promoted and carried on are as follows:

     1. To transact any manufacturing or mining business and to purchase and sell goods, wares and merchandise used for such business; to engage in the business of producing, mining, manufacturing, buying and selling of building materials of all kinds; to establish and maintain an oil business with authority to contract for the lease and purchase of the right to prospect for, develop and use coal and other minerals, petroleum and gas; also the right to erect, build and own all necessary oil tanks, cars and pipes necessary for the operation of the business of the same; to establish and maintain a drilling business with authority to own and operate drilling rigs, machinery, tools and apparatus necessary in the boring or otherwise sinking of wells in the production of oil, gas or water, or either, and the purchase and sale of such goods, wares and merchandise used for such business; to engage in the business of storing, transporting, buying and selling oil, gas, salt, brine and other mineral solutions and liquefied minerals; also sand and clay for the manufacture and sale of clay products; to purchase and sell goods, wares and merchandise and agricultural and farm products; to contract for the erection, construction or repair of any building, structure or improvement, public or private, and erect, construct or repair same or any part thereof,




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and to acquire, own, prepare for use, any materials for such purposes.

     2. To purchase or otherwise acquire and to hold, own, mortgage, or otherwise lien, pledge, lease, sell, assign, exchange, transfer or in any manner dispose of, and to invest, deal and trade in and with goods, wares, merchandise and personal property of any and every class and description within or without the State of Delaware.

     3. To purchase, take, own, hold, deal in, mortgage or otherwise lien, and to lease, sell, exchange, convey, transfer, or in any manner whatever, dispose of real property, within or without the State of Delaware.

     4. To acquire by purchase, subscription, or otherwise, and to own, hold for investment, or otherwise, and to use, sell, assign, transfer, mortgage, pledge, exchange, or otherwise dispose of stock, bonds, debentures, notes, script, securities, evidences of indebtedness, contracts or obligations of any corporations, associations or trust estates, domestic or foreign, or of any firm or individual, or of the United States, or any state, territory, or dependency of the United States, or any foreign country, or any municipality, or local authority, within or without the United States, and also to issue in exchange therefor, stocks, bonds or other securities or evidences of indebtedness of the corporation, and while the owner or holder of any such property, to receive, collect and dispose of the interest, dividends and income on or from such property, and to posses and exercise in respect thereto, all of the rights, powers and privileges of ownership, including all voting power thereon.

     5. To aid in any manner, any corporation, association or trust estate, domestic or foreign, or any firm or individual, any shares of stock in which, or any bonds, debentures, notes, securities, evidences of indebtedness, contracts, or obligations of which are held by or for it, directly or indirectly, or in which or in the welfare of which it shall have any interest, public or private, and erect, construct or repair same or any part thereof.


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and to do any acts designed to protect, preserve, improve, or enhance the value of any property at any time held or controlled by it, or in which it may be at any time interested, directly or indirectly, or through other corporations, or otherwise; and to organize or promote or facilitate the organization of subsidiary companies.

     6. To acquire the good will, rights and property, and to undertake the whole, or any part of the assets and liabilities of any firm, person, association or corporation; to pay for the same in cash, the stock of this company, bonds, or otherwise; to hold or in any manner to dispose of the whole or any part of the property so purchased; to conduct in any lawful manner the whole or any part of any business so acquired, and to exercise all the powers necessary or convenient in and about the conduct and management of such business.

     7. To borrow money for any of the purposes of the corporation, and to draw, make, accept, endorse, discount, execute, issue, sell, pledge, or otherwise dispose of promissory notes, drafts, bills of exchange, warrants, bonds, debentures and other negotiable or non-negotiable, transferrable or non-transferrable instruments and evidences of indebtedness, and to secure the payment thereof and the interest thereon by mortgage or pledge, conveyance or assignment, in trust of the whole or any part of the property of the corporation at the time owned, or thereafter acquired.

     8. To guarantee the payment of dividends upon any capital stock, and to endorse or otherwise guarantee the principal or interest or both of any bonds, debentures, notes, script, or other obligations, or evidences of indebtedness, or the performance of any contract or obligations of any other corporation, trust estate of association, domestic or foreign, or of any firm or individual in which it may have a lawful interest, and in so far and to the



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extent that such guaranty may be permitted by law.

         9. To own, purchase, lease, or otherwise acquire lands and/or coal, oil, gas, mineral and timber rights in land, and to produce therefrom coal, oil, gas, minerals and other substances, to develop such lands or rights in lands by operating coal and other mines, and gas, oil and other wells thereon, and to market and sell products therefrom.

         10. To purchase or otherwise acquire, apply for, register, hold, use, sell, or in any manner dispose of and to grant licenses or other rights in and in any manner dispose of and to grant licenses or other rights in and in any manner deal with patents, inventions, improvements, processes, formulas, trade marks, trade names, rights and licenses secured under letters, patents, copyrights, or otherwise.

         11. To purchase or otherwise acquire shares of its own stock and options to purchase shares of its own stock (so far as may be permitted by law), and its bonds, debentures, notes, script, or other securities, or evidences of indebtedness, and to cancel or to hold, transfer, or reissue the same to such persons, firms, corporations, or associations, and upon such terms and conditions as the Board of Directors may, in its discretion, determine, without offering any thereof on the same terms, or on any terms, to the stockholders then of record, or to any class of stockholders.

         12. To acquire, buy, hold, own, sell, lease, exchange, trade and otherwise deal in any and all kinds of manufactured articles, raw materials, minerals, oils, gases, liquids, animal and plant products, and any other goods, wares and merchandise, articles, substances and things whatsoever, and generally to carry on the business of storekeepers, merchants, factors, traders, importers and exporters.

         13. To manufacture, improve, repair and work upon minerals, metals, wood, oils and other liquids, gases, chemicals, animal and plant products, or any of the products and by-products thereof, or any article or thing into the manufacture of which any of the foregoing may enter.

         14. To do any and all things necessary and proper for the accomplishment of the objects herein enumerated or necessary or incidental




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to the protection and benefit of the corporation, and in general to carry on any lawful business necessary or incidental to the attainment of the purposes of the corporation, whether such business is similar in nature to the objects and powers hereinabove set forth or otherwise.

     15. To do any and all of the things herein set forth as principal agent, contractor, trustee, or otherwise, alone or in company with others.

     16. To have one or more offices and to conduct any or all of its operations and business and to promote its objects, within or without the State of Delaware, without restriction as to place or amount.

     The objects and purposes specified hereinabove shall be regarded as independent objects and purposes, and except where otherwise expressed, shall be in no way limited, nor restricted by reference to, or inference from the terms of any other clause or paragraph of this Certificate of Incorporation.

     The foregoing shall be construed both as objects and powers and the enumeration thereof shall not be held to limit or restrict in any manner the general powers conferred on this corporation by the laws of the State of Delaware.

     Fourth. The total number of shares of stock which this corporation is authorized to issue is One Million Fifty Thousand (1,050,000) shares of which Fifty Thousand (50,000) shares of the par value of Ten Dollars ($10.00) each, amounting to Five Hundred Thousand and No/100 ($500,000.00) Dollars, are preferred stock, and One Million (1,000,000) shares of the par value of One Dollar ($1.00) each, amounting to One Million and No/100 ($1,000,000.00) Dollars are common stock.

     The holders of preferred and common stock and the preferred and common stock itself shall be subject to and have the following preferences, rights, privileges, powers, restrictions, limitations and qualifications:




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                                                                  (Superseded
                                                                  by Oct. 1955
                                                                  Amendment)


                                PREFERRED STOCK

         1. The holders of Preferred Stock shall be entitled to receive in preference to the holders of the Common Stock, and the Corporation shall be bound to pay, as and when declared by the Board of Directors and out of funds legally available for the payment of dividends, cumulative dividends at the annual rate of $.50 per share and no more, payable in cash, quarterly on the 1st days of March, June, September and December of each year. If the dividends on any shares of Preferred Stock shall be in arrears, the holders thereof shall not be entitled to any interest, or sum of money in lieu of interest, thereon.

         2. Subject to the provisions of paragraph (b) of Subdivision 6 hereof, the Corporation, at the option of the Board of Directors, may redeem the Preferred Stock in whole at any time, or in part from time to time, at an amount equal to $11.00 per share, plus full cumulative dividends accrued thereon to the date fixed for redemption (the total amount per share so payable upon any redemption of Preferred Stock being herein referred to as the "redemption price"); provided, however, that not less than thirty (30) days previous to the date fixed for redemption a notice of the time and place thereof shall be given to the holders of record of the shares of Preferred Stock so to be redeemed, by mailing a copy of such notice to such holders at their respective addresses as the same appear upon the books of the Corporation. In case of redemption of less than all of the outstanding Preferred Stock, such redemption shall be chosen by lot, in such manner as the Board of Directors may determine.

         At any time after notice of redemption has been given in the manner herein prescribed, or in the case of redemption of all of the outstanding shares of Preferred Stock, after the Corporation shall have delivered to any bank or trust company having its principal office in the City of Dallas, State of Texas, and having a capital, surplus and undivided profits of at least $2,000,000, an instrument in writing irrevocably authorizing such bank or trust company to give notice of redemption of such shares in the name of the Corporation and in the manner herein prescribed, the Corporation may deposit the amount of the aggregate redemption price of the shares to be redeemed with such bank or trust company named in such notice, in trust for the holders of the shares so to be redeemed, payable on or before the date fixed for redemption as aforesaid and in the amounts aforesaid to the respective order of such holders, upon endorsement to the Corporation or otherwise, as may be required, and upon surrender of the certificates for such shares. Upon deposit of the aggregate redemption price as aforesaid, or, if no such deposit is made, upon said date fixed for redemption (unless the Corporation shall default in making payment of the redemption price as set forth in said notice), such holders shall cease to be stockholders with respect to said shares and shall be entitled only to receive the redemption price as aforesaid from such bank or trust company or from the Corporation, without interest thereon, upon endorsement, if required, and the surrender of the certificates for such shares, as aforesaid; provided that any funds so deposited by the Corporation and unclaimed at the end of six (6) years from the date fixed for such redemption shall be repaid to the Corporation upon its request, after which repayment the holders of such shares so called for redemption shall look only to the Corporation for payment of the redemption price thereof. Any funds so deposited which shall not be required for such redemption because of the exercise, subsequent to the date of such deposit, of any right of exchange or otherwise shall be returned to the Corporation


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forthwith. Any interest accrued on any funds so deposited shall belong to the
Corporation and shall be paid to it from time to time.

         Subject to the provisions hereof, the Board of Directors shall have authority to prescribe the manner in which Preferred Stock shall be redeemed from time to time. Preferred Stock which shall have been redeemed shall be cancelled and shall not thereafter be reissued.

         3. Upon any dissolution, liquidation or winding up of the Corporation, the holders of Preferred Stock shall be entitled, before any distribution or payment is made to the holders of any class of stock ranking junior to the Preferred Stock, to be paid in cash an amount equal to $10.00 per share, plus full cumulative dividends accrued thereon to the date fixed for such payment; and such holders of Preferred Stock shall not be entitled to any further payment. In case the net assets of the Company are insufficient to pay the holders of all outstanding shares of Preferred Stock the full amounts to which they are entitled upon any dissolution, liquidation or winding up of the Corporation, the entire net assets of the Corporation shall be distributed ratably to the holders of all outstanding shares of Preferred Stock in proportion to the amounts to which they are respectively entitled.

         4. Except as otherwise required by law and subject to the provisions of Section 5 hereof, no holder of Preferred Stock shall have any right to vote for the election of directors or for any other purpose; provided, however, that if at any time dividends on the Preferred Stock shall be in arrears in an aggregate amount at least equal to eight (8) full quarterly dividends, then and in such event the holders of the outstanding Preferred
Stock shall be entitled thereafter to vote in conjunction with the holders of the outstanding Common Stock for the election of directors. Such right of the holders of the outstanding Preferred Stock to vote for the election of directors shall continue until such time as all arrears in dividends on the Preferred Stock, and dividends thereon for the then current dividend period, shall have been paid or declared and set apart for payment, in which event such right shall terminate at the next ensuing annual meeting of stockholders, subject to revesting in the case of any subsequent arrearage as above set forth.

         In any case in which the holders of Preferred Stock shall be entitled to vote pursuant to the provisions of this Section 4 or of Section 5 hereof or pursuant to law, each holder of Preferred Stock shall be entitled to one vote for each share thereof held.

         5. So long as any shares of Preferred Stock are outstanding, the consent of the holders of at least a majority of the outstanding shares of Preferred Stock, given in person or by proxy, either in writing or at a meeting called for that purpose at which the holders of Preferred Stock shall vote separately as a class, shall be necessary for effecting or validating any one or more of the following:

         (a) The authorization or increase in the authorized amount of (1) any class of stock ranking prior to the Preferred Stock, or (2) any class of stock or obligation convertible into or evidencing the right to purchase any stock of any class ranking prior to the Preferred Stock.

         (b) The amendment, alteration or repeal of any of the provisions of the Charter or By-laws of the Corporation or any other certificate filed pursuant to law so as to


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          affect adversely any of the rights or preferences of outstanding shares of Preferred Stock.

          6. (a) In no event, so long as any shares of Preferred Stock are outstanding, shall any dividend whatsoever, whether in cash, stock or otherwise, be declared or paid, or any distribution made, on any stock of the Corporation of a class ranking junior to the Preferred Stock, nor shall any shares of any such junior class of stock be purchased by the Corporation or by a Subsidiary or be redeemed by the Corporation, nor shall any moneys be paid to or set aside or made available for a sinking fund for the purchase or redemption of any shares of any such junior class of stock, unless all dividends on all outstanding shares of Preferred Stock for all past dividend periods and for the then current dividend period shall have been paid or declared and set apart for payment.

          (b) In no event, so long as any shares of Preferred Stock are outstanding, unless all dividends on all outstanding shares of Preferred Stock for all past dividend periods and for the then current dividend period shall have been paid or declared and set apart for payment, shall the Corporation or any Subsidiary purchase or redeem any shares of Preferred Stock, except for (1) the redemption at one time of all of the outstanding shares of Preferred Stock, or (2) such purchases which shall result from a call for tenders addressed to holders of all of the outstanding shares of Preferred Stock.

                                  COMMON STOCK

          1. Subject to all of the rights of the Preferred Stock, dividends may be paid upon the Common Stock as and when declared by the Board of Directors out of any funds legally available therefor.

          2. Upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, and after the holders of the Preferred Stock shall have been paid in full the amounts to which they shall be entitled or an amount sufficient to pay the aggregate amount to which they shall be entitled shall have been deposited with a bank or trust company having its principal office in the City of Dallas, State of Texas, and having a capital, surplus and undivided profits of at least $2,000,000, as a trust fund for the benefit of the holders of such Preferred Stock, the remaining net assets of the Corporation shall be distributed pro rata to the holders of the Common Stock.

          3. Except as otherwise expressly provided in Section 4 and 5 hereof with respect to the Preferred Stock and except as otherwise may be required by law, the holders of the Common Stock shall have the exclusive right to vote for the election of directors and for all other purposes, each holder of Common Stock being entitled to one vote for each share thereof held. The holders of a majority of the stock of the Corporation entitled to vote must be present in person or by proxy at each meeting of the stockholders to constitute a quorum, less than a quorum, however, having power to adjourn.

                                    GENERAL

          For the purposes hereof:

          1.   The term "accrued dividends", "dividends accrued", "dividends



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in arrears' and similar terms shall mean, in respect of each share of Preferred
Stock, an amount equal to $.50 per annum from the date from which dividends on such shares became cumulative to the date to which dividends are stated to be accrued, less the aggregate amount of dividends paid thereon.

     2. The term "dividend period" shall mean the period commencing the day after any date on which dividends on the Preferred Stock shall be payable as provided above and ending on the next succeeding such dividend payment date.

     3. The term "outstanding", when used in reference to shares of stock, shall mean issued shares, excluding shares held by the issuer thereof or by any subsidiary of the issuer thereof.

     4. The term "subsidiary" of any corporation shall mean any corporation of which such first corporation and/or one or more of its subsidiaries own or control, directly or indirectly, more than 50% of the outstanding stock having by its terms ordinary voting power to elect a majority of the Board of Directors thereof, irrespective of whether or not at the time stock of any other class or classes thereof shall have or might have voting power by reason of the happening of any contingency.

     5.   The term "subsidiary" shall mean a subsidiary of the Corporation.

     6. Any class or classes of stock of any corporation shall be deemed to rank.

     (a) Prior to any other class of stock of such corporation if the holders of such class or classes shall be entitled to the receipt of dividends or of amounts distributable upon any dissolution, liquidation or winding up in preference to or with priority over the holders of such other class.

     (b) Junior to any other class of stock of such corporation if the rights of the holders of such class or classes shall be subject or subordinate to the rights of the holders of such other class in respect of the receipt of dividends or of amounts distributable upon any dissolution, liquidation or winding up.

     No holder of any stock of the corporation shall be entitled as of right to purchase or subscribe for any part of any stock of the corporation, authorized by this certificate, or of any additional stock of any class to be issued by reason of any increase of the authorized stock of the corporation, or of any bonds, certificates of indebtedness, debentures or other securities convertible into stock of the corporation, but any stock authorized by this certificate or any such additional authorized issue of new stock or of securities convertible into stock may be issued and disposed of by the Board of



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Directors to such persons, firms, corporations or associations for such consideration and upon such terms and in such manner as the Board of Directors may in their discretion determine without offering any thereof on the same terms or on any terms to the stockholders then of record or to any class of stockholders.

     The corporation shall be entitled to treat the person in whose name any share, right or option is registered as the owner thereof for all purposes and shall not be bound to recognize any equitable or other claim to or interest in such share, right or option on the part of any person, whether or not the corporation shall have notice thereof, save as may be expressly provided by the laws of the State of Delaware.

     A director shall be fully protected in relying in good faith upon the books of account of the corporation or statements prepared by any of its officials as to the value and amount of the assets, liabilities and/or net profits of the corporation, or any other facts pertinent to the existence and amount of surplus or other funds from which dividends might properly be declared and paid.

     Without action by the stockholders, the shares of stock may be issued by the corporation from time to time for such consideration as may be fixed from time to time by the Board of Directors thereof, and any and all such shares so issued, the full consideration for which has been paid or delivered, shall be deemed fully paid stock and not liable to any further call or assessment thereon, and the holder of such shares shall not be liable for any further call or assessment thereon, or for any other payment thereon.

     Fifth. The minimum amount of capital with which it will commence business is One Thousand and No/100 ($1,000) Dollars.

     Sixth. The name and place of residence of each of the incorporators are as follows:




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
               NAME                          RESIDENCE
               ----                          ---------
          S. L. Mackoy                  Wilmington, Delaware

          K. D. Rau                     Wilmington, Delaware

          R. Kennedy                    Wilmington, Delaware

     Seventh. This corporation is to have perpetual existence.

     Eighth. The private property of the stockholders shall not be subject to the payment of corporate debts to any extent whatever.

     Ninth. All corporate powers shall be exercised by the Board of Directors, except as otherwise provided by statute or by this Certificate of Incorporation.

     The directors of the corporation shall be elected by the stockholders of the corporation at the time and in the manner specified in the By-laws of the corporation; such election of directors need not be by ballot.

     Tenth. In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors is expressly authorized:

     1. To fix, determine and vary from time to time the amount to be maintained as surplus and the amount or amounts to be set apart as working capital.

     2. To set apart out of any of the funds of the corporation available for dividends, a reserve or reserves for any proper purposes and/or to abolish any such reserve in the manner in which it was created.

     3. To make, amend, alter, change, add to, or repeal By-laws for the corporation without any action on the part of the stockholders. The




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By-laws made by the directors may be amended, altered, changed, added to or repealed by the stockholders.

     4. To authorize and cause to be executed mortgages and liens without limit as to amount upon the real and personal property of the corporation, including after acquired property.

     5. From time to time to determine whether and to what extent and at what times and places and under what conditions and regulations the books and accounts of this corporation or any of them other than the stock ledger, shall be open to inspection of the stockholders, and no stockholder shall have any right to inspect any account or book or document of the corporation, except as conferred by law or authorized by resolution of the directors or of the stockholders.

     6. To authorize the payment of compensation to the directors for services to the corporation, including fees for attendance at meetings of the Board of Directors, of the Executive Committee, and other Committees, and to determine the amount of such compensation and fees.

     7. To sell, lease or exchange all of its property and assets, including its good will and its corporate franchises upon such terms and conditions and for such consideration which may be in whole or in part shares of stock in and/or other securities of any other corporation or corporations when and as authorized by the affirmative vote of the holders of a majority of the stock issued and outstanding having voting power given at a stockholders' meeting duly called for that purpose or when authorized by the written consent of the holders of a majority of the voting stock issued and outstanding.

     8. This corporation may in its By-laws, confer powers additional to the foregoing upon the directors, in addition to the powers and authorities expressly conferred upon them by law.

     Eleventh. A director of the corporation shall not be disqualified by his office from dealing or contracting with the corporation, either as a




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vendor, purchaser or otherwise, nor shall any transaction or contract of the corporation be void or voidable by reason of the fact that any director or any firm of which any director is a member or any corporation of which any director is a share holder, officer or director is in any way interested in such transaction or contract, provided that such transaction or contract is or shall be authorized, ratified or approved either (1) by a vote of a majority of a quorum of the Board of Directors or the Executive Committee without counting in such majority or quorum any director so interested, or member of a firm so interested, or a share holder, officer or director of a corporation so interested, or (2) by the written consent or by the vote at any stockholders' meeting of the holders of record of a majority of all the outstanding shares of stock of the corporation entitled to vote, nor shall any director be liable to account to the corporation for any profits realized by or from or through any such transaction or contract of the corporation authorized, ratified or approved as aforesaid by reason of the fact that he or any firm of which he is a member, or any corporation of which he is a share holder, officer or director was interested in such transaction or contract. Nothing herein contained shall create liability in the events above described or prevent the authorization, ratification or approval of such transactions or contracts in any other manner permitted by law.

     Any contract, transaction or act of the corporation or of the Board of Directors which shall be ratified by a quorum of the stockholders entitled to vote at any annual meeting or at any special meeting called for that purpose shall be as valid and binding as though ratified by every stockholder of the corporation; provided, however, that any failure of the stockholders to approve or ratify such contract, transaction or act when and if submitted, shall not be deemed in any way to invalidate the same or to deprive the corporation, its directors or officers of their right to proceed with such contract, transaction or action.

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
     It is hereby expressly provided that the directors and officers and former directors and officers of the corporation shall be fully protected and indemnified against any personal liability to others that may arise by reason of any of their actions taken in good faith on behalf or for the benefit of the corporation to the full extent permitted by the laws of the State of Delaware.

     Twelfth. Upon the written consent or vote of the holders of a majority in aggregate number of the shares of stock of the corporation then outstanding and entitled to vote, every statute of the State of Delaware (a) increasing, diminishing or in any way affecting the rights, powers or privileges of stockholders of corporations organized under the general laws of said State, or
(b) giving effect to the action taken by any part, less than all, of the stockholders of any such corporation; shall be binding upon the corporation and every stockholder thereof to the same extent as if such statute had been in force at the date of the making, filing and recording of this Certificate of Incorporation of the corporation.

     Thirteenth. If the By-laws so provide, the stockholders and directors shall have power to hold their meetings, to have an office or offices and to keep the books of this corporation (subject to the provisions of the statute), outside the State of Delaware, at such places as may from time to time be designated by the By-laws or by resolution of the directors.

     Fourteenth. This corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation in the manner now or hereafter prescribed by law, and all rights conferred on officers, directors and stockholders herein are granted, subject to this reservation.

     We, the undersigned, being all of the incorporators for the purpose of forming a corporation in pursuance of an act of the Legislature of the State of Delaware, entitled "An Act Providing a General Corporation Law", (ap-proved March 10, 1899), and the acts amendatory thereof and supplemental thereto, do make and file this Certificate of Incorporation, hereby declaring and certifying that the facts herein stated are true, and accordingly hereunto have set our respective hands and seals this 17th day of April A.D. 1951.

                                                         /s/ S. L. MACKEY (SEAL)
                                                       -------------------------

                                                         /s/ K. D. RAU    (SEAL)
                                                       -------------------------

                                                         /s/ H. KENNEDY   (SEAL)
                                                       -------------------------

THE STATE OF DELAWARE    )
                         ) s.s.
COUNTY OF NEW CASTLE     )

     BE IT REMEMBERED that on this 17th day of April, 1951, personally appeared before me the subscriber, a Notary Public for the State and County aforesaid, S.L. Mackey, K.D. Rau and H. Kennedy, all the parties to the foregoing Certificate of Incorporation, known to me personally to be such and severally acknowledged the said Certificate to be their act and deed respectively, and that the facts therein stated were truly set forth.

     GIVEN UNDER MY HAND AND SEAL OF OFFICE the day and year aforesaid.


                                                         /s/ [ILLEGIBLE]
                                                       -------------------------
                                                       Notary Public in and for
                                                       New Castle County,
                                                       Delaware


                                                       [SEAL]

                                     STATE
                                       OF
                                    DELAWARE

                          Office of SECRETARY OF STATE


     I, Robert H. Reed, Secretary of State of the State of Delaware, do hereby certify that the above and foregoing is a true and correct copy of Certificate of Incorporation of the "TEXAS INDUSTRIES, INC.", as received and filed in this office the nineteenth day of April, A.D. 1951, at 9 o'clock A.M.






                              In Testimony Whereof, I have hereunto set my hand and official seal at Dover this thirtieth day of November in the year of our Lord one
                                   thousand nine hundred and seventy-six.

             [SEAL]

                                     /s/ ROBERT H. REED
                                     -------------------------------------
                                     Robert H. Reed    Secretary of State


                                     /s/ GROVER A. BIDDLE
                                     -------------------------------------
                                     Grover A. Biddle  Assistant Secretary
                                                       of State

                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                   * * * * *


     TEXAS INDUSTRIES, INC., a corporation organized and existing under and by virtue of the Delaware Code.

  DOES HEREBY CERTIFY:

     FIRST: That at a meeting of the Board of Directors of said TEXAS INDUSTRIES, INC. duly held and convened, resolutions were duly adopted setting forth a proposed amendment to the certificate of incorporation of said corporation and declaring said amendment advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

     RESOLVED, That the certificate of incorporation of this corporation be and it hereby is amended by changing the first paragraph of the article thereof numbered "FOURTH" to be read as follows:

          "FOURTH. The total number of shares of stock which this corporation is authorized to issue is Five Million Fifty Thousand (5,050,000) shares of which Fifty Thousand (50,000) shares of the par value of Ten Dollars ($10.00) each, amounting to Five Hundred Thousand and No/100 ($500,000.00) Dollars, are preferred stock, and Five Million (5,000,000) shares of the par value of One Dollar ($1.00) each, amounting to Five Million and No/100 ($5,000,000.00) Dollars are common stock".

          SECOND: That thereafter, pursuant to resolution of its board of directors, a special meeting of the stockholders of said corporation was duly called and held, at which meeting the necessary number of stockholders as required by statute voted in favor of the amendment.

          THIRD: That said amendment was duly adopted in accordance with the provisions of section 242 of Title 8 of the Delaware Code of 1953.

          FOURTH: That said amendment does not effect any change in the issued shares of said corporation.

          IN WITNESS WHEREOF, said TEXAS INDUSTRIES, INC. has caused its corporate seal to be hereunto affixed and this certificate to be signed by Ralph B. Rogers, its President and Harold B. Pressley, Jr. its Secretary this 25th day of April, 1955.



                                             TEXAS INDUSTRIES, INC.


                                             By /s/ RALPH B. ROGERS
                                                -----------------------------
                                                       President


                                             By /s/ HAROLD B. PRESSLEY, JR.
                                                -----------------------------
                                                       Secretary

(CORPORATE SEAL)

STATE OF TEXAS   )
                 )   ss:
COUNTY OF DALLAS )

          BE IT REMEMBERED that on this 25th day of April, A. D. 1955, personally came before me a Notary Public in and for the County and State aforesaid, Ralph B. Rogers, President of TEXAS INDUSTRIES, INC., a corporation of the State of Delaware, the corporation described in and which executed the foregoing certificate, known to be personally to be such, and he, the said Ralph B. Rogers as such President, duly executed said certificate before me and acknowledged the said certificate to be his act and deed and the act and deed of said corporation; that the signatures of the said President and of the Secretary of said corporation to said foregoing certificate are in the handwriting of the said President and Secretary of said corporation respectively, and that the seal affixed to said certificate is the common or corporate seal of said corporation.

          IN WITNESS WHEREOF, I have hereunto set my hand and seal of office the day and year aforesaid.


                                                          [ILLEGIBLE]
                                                  -----------------------------
                                                         Notary Public


[SEAL]

                                     STATE
                                       OF
                                    DELAWARE

                          Office of SECRETARY OF STATE


     I, Robert H. Reed, Secretary of State of the State of Delaware, do hereby certify that the above and foregoing is a true and correct copy of Certificate of Amendment of the "TEXAS INDUSTRIES, INC.", as received and filed in this office the twenty-eighth day of April, A.D. 1955, at 10 o'clock A.M.






                              In Testimony Whereof, I have hereunto set my hand and official seal at Dover this thirtieth day of November in the year of our Lord one
                                   thousand nine hundred and seventy-six.

             [SEAL]

                                     /s/ ROBERT H. REED
                                     -------------------------------------
                                     Robert H. Reed    Secretary of State


                                     /s/ GROVER A. BIDDLE
                                     -------------------------------------
                                     Grover A. Biddle  Assistant Secretary
                                                       of State

                            CERTIFICATE OF AMENDMENT

                                      -of-

                          CERTIFICATE OF INCORPORATION

                                      -of-

                             TEXAS INDUSTRIES, INC.



          We, the undersigned, Ralph B. Rogers and James R. Kinzer, respectively President and Assistant Secretary of TEXAS INDUSTRIES, INC., a corporation of the State of Delaware, DO HEREBY CERTIFY:

          FIRST: That at a meeting of the Board of Directors of TEXAS INDUSTRIES, INC., duly convened and held on September 13, 1955, resolutions were duly adopted setting forth the following proposed amendments, to the Certificate of Incorporation of TEXAS INDUSTRIES, INC. and declaring said amendments advisable.

          SECOND: That thereafter, pursuant to Section 242 of Title 8 of the Delaware Code of 1953, a meeting of the stockholders entitled to vote in respect thereof for the consideration of such amendments was duly held on October 11, 1955.

          THIRD: That at such stockholders' meeting the following resolutions in respect to such amendments were duly adopted in accordance with the provisions of said Section 242 of Title 8 of the Delaware Code of 1953:

          "RESOLVED that the provisions of Article FOURTH of the Certificate of Incorporation, as heretofore amended, be and they hereby are further amended so that the same shall be and read as follows:

               'FOURTH.  The total number of shares of all
         classes of stock which this corporation is
         authorized to issue is Five Million Thirty Thousand
         (5,030,000) shares of which Five Million
         (5,000,000) shares are Common Stock of the par            Nov. 1978:
         value of One Dollar ($1.00) each and Thirty           15,000,000 Common
         Thousand (30,000) shares are Cumulative Preferred     100,000 Cum. P/d
         Stock (hereinafter sometimes referred to as the Preferred Stock) without par value. The designations and the powers, preferences and rights, and the qualifications, limitations or restrictions of the shares of each class of stock are as follows:

                                                             TXI Certif. of Inc.
                                                             Oct. 13, 1955


                                PREFERRED STOCK


     1. The Preferred Stock may be issued from time to time in one or more series, each of such series to have such voting powers, designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof, as are stated and expressed herein or in a resolution or resolutions, providing for the issue of such series, adopted by the Board of Directors as hereinafter provided.

     2. Authority is hereby expressly granted to the Board of Directors, subject to the provisions hereof, to authorize one or more series of Preferred Stock and with respect to each series (except the series hereinafter designated as $5 Cumulative Preferred Stock), to fix by resolution or resolutions providing for the issue of such series:

          (a) The number of shares to constitute such series and the distinctive designation thereof;

          (b) The dividend rate on the shares of such series, and the date or dates from which dividends shall accumulate;

          (c) Whether or not the shares of such series shall be redeemable, and, if redeemable, the price which the shares of such series shall be entitled to receive upon the redemption thereof;

          (d) Whether or not the shares of such series shall be subject to the operation of retirement or sinking funds to be applied to the purchase or redemption of such shares for retirement and, if such retirement or sinking fund or funds be established, the annual amount thereof and the terms and provisions relative to the operation thereof;

          (e) Whether or not the shares of such series shall be convertible into, or exchangeable for, shares of any other class or classes or of any other series of the same or any other class or classes of stock of the corporation and the conversion price or prices or the rate or rates at which such exchange may be made, with such adjustments, if any, as shall be stated and expressed or provided in such resolution or resolutions;

          (f) The amount which the shares of such series shall be entitled to receive upon the voluntary or involuntary liquidation, dissolution or winding up of the corporation;

          (g)  The voting power, if any, of the shares of such series; and

          (h) Such other special rights and protective provisions as to the Board of Directors may seem advisable.

     3. Holders of Preferred Stock shall be entitled to receive, when and as declared by the Board of Directors, out of funds legally available for the payment of dividends, cumulative dividends at the annual rates fixed therefor as herein provided, and no more, payable quarterly on January 31, April 30, July 31 and October 31 in each year, in preference to dividends on any other class of stock of the corporation. No dividend shall be declared and set apart for payment on any series of Preferred Stock in respect of any quarterly dividend period unless there shall likewise be or have been declared and set apart for payment on all shares of Preferred Stock of each other series at the time outstanding dividends ratably in accordance with the sums which would be payable on the paid shares if all dividends were declared and paid in full.

     So long as any Preferred Stock shall remain outstanding, unless dividends on all outstanding shares of the Preferred Stock, at the annual rate and from the dates fixed for the accumulation thereof, shall have been paid, or declared and set apart for payment, no dividends (other than dividends payable in Common Stock) shall be paid upon, nor shall any distribution be made on the Common Stock, and no Common Stock shall be purchased or otherwise acquired for value by the corporation.

     4. The corporation, by action of its Board of Directors, may redeem the whole or any part of any series of the Preferred Stock, at any time or from time to time, by paying in cash the redemption price of the shares of the particular series, fixed therefor as herein provided, together with a sum in the case of each share of each series so to be redeemed, computed at the annual dividend rate for the series of which the particular share is a part, from the date from which dividends on such share became cumulative to the date fixed for such redemption, less the aggregate of the dividends theretofore or on such redemption date paid thereon. At least thirty (30) days and not more than sixty
(60) days previous notice of every such redemption shall be given by publication or by mailing, as determined by the Board of Directors, to the holders of record of the shares of the Preferred Stock so to be redeemed, at their respective addresses as the same shall appear on the books of the corporation. In case of the redemption of a part only of any series of the Preferred Stock at the time outstanding, the corporation shall select by lot the shares so to be redeemed. The Board of Directors shall have full power and authority, subject to the limitations and provisions herein contained, to prescribe the manner in which, and the terms and conditions upon which, the shares of the Preferred Stock shall be redeemed from time to time. At any time after notice of redemption shall have been published or mailed as above provided to the holders of shares of the Preferred Stock so to be redeemed, the corporation may deposit all funds necessary for such redemption, in trust, with a bank or trust company having capital, surplus and undivided profits of at least $2,000,000 named in such notice, for payment, on or before the date fixed for redemption, to the holders of shares called for redemption. Upon the making of such deposit, or if no such deposit is made then upon such redemption date (unless the corporation shall default in making payment of the amount payable upon redemption), holders of the shares of Preferred Stock called for redemption shall cease to be stockholders with respect to such shares notwithstanding that any certificate for such shares shall not have been surrendered, and thereafter such shares shall no longer be transferable on the books of the corporation and such holders shall have no interest in or claim against the corporation with respect to said shares, except the right (a) to receive payment of the amount payable upon redemption and no more upon surrender of their certificates, or (b) to exercise on or before the date fixed for redemption the rights, if any, not theretofore expiring, which the holder shall have to convert the shares so called for redemption into, or to exchange such shares for, shares of stock of any other class or classes or of any other series of the same class or any other class or classes of stock of the corporation. Any funds deposited in trust as aforesaid which shall not be required for such redemption, because of the exercise of any right of conversion or otherwise, subsequent to the date of such deposit, shall be returned to the corporation forthwith. Any interest accrued on any funds so deposited shall belong to the corporation and be paid to it from time to time. Any funds so deposited by the corporation and unclaimed at the end of five years from the date fixed for such redemption shall be repaid to the corporation upon its request, after which repayment the holders of such shares so called for redemption shall look only to the corporation for payment of the redemption price. Nothing herein contained shall limit any right of the corporation to purchase or otherwise acquire any shares of the Preferred Stock.

     5. Before any amount shall be paid to, or any assets distributed among, the holders of the Common Stock upon any liquidation, dissolution or winding up of the corporation, and after paying or providing for the payment of all creditors of the corporation, the holders of each series of the Preferred Stock at the time outstanding shall be entitled to be paid in cash the amount for the particular series fixed therefor as herein provided, together with a sum in the case of each share of each series, computed at the annual dividend rate for the series of which the particular share is a part, from the date from which the dividends on such share become cumulative to the date fixed for the payment of such distributive amount, less the aggregate of the dividends theretofore or on such date paid thereon; but no payments on account of such distributive amounts shall be made to the holders of any series of the Preferred Stock unless there shall likewise be paid at the same time to the holders of each other series of the Preferred Stock at the time outstanding like proportionate distributive amounts, ratably, in proportion to the full distributive amounts to which they are respectively entitled as herein provided. The holders of the Preferred Stock of any series shall not be entitled to receive any amounts with respect thereto upon any liquidation, dissolution or winding up of the corporation other than the amounts referred to in this paragraph. Neither the consolidation or merger of the corporation with any other corporation or corporations, nor the sale or transfer by the corporation of all or any part of its assets, shall be deemed to be a liquidation, dissolution or winding up of the corporation.

         6. An initial series of the Preferred Stock may be issued from time to time as the Board of Directors may deem advisable with the following voting powers, designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions:

            (a) The number of shares to constitute such series shall be Ten Thousand (10,000) and the distinctive designation of such series shall be "$5 Cumulative Preferred Stock".

            (b) The dividend rate on the shares of such series shall be Five Dollars ($5.00) per annum, and the date or dates from and after which dividends shall accumulate on any issued share of such series shall be the date of the first day following the quarterly payment date next succeeding the date upon which such share was issued.

            (c) The shares of such series shall be redeemable and the price which the shares of such series shall be entitled to receive upon the redemption thereof shall be One Hundred Five Dollars ($105.00) per share.

            (d) The shares of such series shall not be subject to the operation of any retirement or sinking fund to be applied to the purchase or redemption of such shares for retirement.

            (e) The shares of such series shall not, as a matter of right, be convertible into nor exchangeable for any shares of any other class or classes or of any other series of the same or any other class or classes of stock of the corporation.

              (f) The preferential amount to which the holders of shares of such series shall be entitled upon any liquidation, dissolution or winding up of the corporation shall be One Hundred Dollars ($100.00) per share.

              (g) Each share of the $5 Cumulative Preferred Stock, shall entitle the holder thereof to one vote per share upon any question presented to any stockholders meeting and shall be equal in voting power in all respects to each share of Common Stock of the corporation.

                                  COMMON STOCK

         1. Subject to all of the rights of the Preferred Stock, dividends may be paid upon the Common Stock as and when declared by the Board of Directors out of any funds legally available therefor.

         2. Upon any liquidation, dissolution or winding up of the corporation, whether voluntary or involuntary, and after paying or providing for the payment to the holders of shares of all series of the Preferred Stock of the full distributive amounts to which they are respectively entitled as herein provided, the remaining net assets of the corporation shall be distributed pro rata to the holders of the Common Stock.

         3. Except as otherwise expressly provided herein or as fixed in any resolution or resolutions adopted by the Board of Directors as provided herein with respect to any series of the Preferred Stock and except as otherwise may be required by law, the holders of the Common Stock shall have the exclusive right to vote for the election of directors and for all other purposes, each holder of Common Stock being entitled to one vote for each share thereof held. The holders of a majority of the stock of the corporation entitled to vote must be present in person or by proxy at each meeting of the stockholders to constitute a quorum, less than a quorum, however, having power to adjourn.

                                    GENERAL

         1. No holder of any stock of the corporation shall be entitled as a matter of right to purchase or subscribe for any part of any stock of the corporation, authorized by this certificate, or of any additional stock of any class to be issued by reason of any increase of the authorized stock of the corporation, or of any bonds, certificates of indebtedness, debentures or other securities convertible into stock of the corporation, but any stock authorized by this certificate or any such additional authorized issue of new stock or of securities convertible into stock may be issued and disposed of by the Board of Directors to such persons, firms, corporations or associations for such consideration and upon such terms and in such manner as the Board of Directors may in their discretion determine without offering any thereof on the same terms or on any terms to the stockholders then of record or to any class of stockholders.

                  2. The corporation shall be entitled to treat the person in whose name they share, right or option is registered as the owner thereof for all purposes and shall not be bound to recognize any equitable or other claim to or interest in such share, right or option on the part of any other person, whether or not the corporation shall have notice thereof, save as may be expressly provided by the laws of the State of Delaware.

                  3. A director shall be fully protected in relying in good faith upon the books of account of the corporation or statements prepared by any of its officials as to the value and amount of the assets, liabilities and/or net profits of the corporation, or any other facts pertinent to the existence and amount of surplus or other funds from which dividends might properly be declared and paid.

                  4. Without action taken by the stockholders, the shares of stock may be issued by the corporation from time to time for such consideration as may be fixed from time to time by the Board of Directors thereof, and any and all such shares so issued, the full consideration for which has been paid or delivered, shall be deemed fully paid stock and not liable to any further call or assessment thereon, and the holder of such shares shall not be liable for any further call or assessment thereon, or for any other payment thereon."

         FOURTH: That the proposed amendments received the votes of the holders of at least a majority of the Common Stock in favor thereof being the only class of stock issued and outstanding and entitled to vote thereon.

         FIFTH:   That the proposed amendments to the Certificate of
Incorporation of TEXAS INDUSTRIES, INC. have been duly adopted in accordance with Section 242 of Title 8 of the Delaware Code of 1953 and that the capital will not be reduced under or by reason of said amendments.

         IN WITNESS WHEREOF, TEXAS INDUSTRIES, INC. has caused its corporate seal to be hereunto affixed and this certificate to be signed by Ralph B. Rogers, its President, and James R. Kinzer, its Assistant Secretary, this 11th day of October, 1955.



                                           TEXAS INDUSTRIES, INC.


                                           By /s/ RALPH B. ROGERS
                                             -----------------------
                                                   President


[SEAL]

/s/ JAMES R. KINZER
----------------------------
   Assistant Secretary


STATE OF TEXAS      )
                    : ss.:
COUNTY OF DALLAS    )



     BE IT REMEMBERED that on this 11th day of October, A.D., 1955, personally came before me, a notary public in and for the county aforesaid, Ralph B. Rogers, President of TEXAS INDUSTRIES, INC., a corporation of the State of Delaware, a party to the foregoing certificate, known to me personally to be such and he, the said Ralph B. Rogers, acknowledged said certificate to be his act and deed and the act and deed of said corporation; that the signature of said President and Assistant Secretary of said corporation to said certificate are in their own proper handwritings, respectively, and that the seal affixed to said certificate is the common or corporate seal of said corporation and that the signing, sealing and acknowledgment of said certificate was duly authorized by a resolution of its Board of Directors.

     IN WITNESS WHEREOF I have hereunto set my hand and seal the day and year aforesaid.



                                        /s/ [ILLEGIBLE]
                                        -----------------------------
                                        Notary Public, Dallas County,
                                                  Texas


[SEAL]

                                     STATE
                                       OF
                                    DELAWARE

                          Office of SECRETARY OF STATE


     I, Robert H. Reed, Secretary of State of the State of Delaware, do hereby certify that the above and foregoing is a true and correct copy of Certificate of Amendment of the "TEXAS INDUSTRIES, INC.", as received and filed in this office the thirteenth day of October, A.D. 1955, at 10 o'clock A.M.






                              In Testimony Whereof, I have hereunto set my hand and official seal at Dover this thirtieth day of November in the year of our Lord one
                                   thousand nine hundred and seventy-six.

             [SEAL]

                                     /s/ ROBERT H. REED
                                     -------------------------------------
                                     Robert H. Reed    Secretary of State


                                     /s/ GROVER A. BIDDLE
                                     -------------------------------------
                                     Grover A. Biddle  Assistant Secretary
                                                       of State

                            CERTIFICATE OF AMENDMENT

                                      -of-

                          CERTIFICATE OF INCORPORATION

                                      -of-

                             TEXAS INDUSTRIES, INC.


          We, the undersigned, Ralph B. Rogers and E. McIntosh Cover, respectively President and Assistant Secretary of TEXAS INDUSTRIES, INC., a corporation of the State of Delaware, DO HEREBY CERTIFY:

          FIRST: That at a meeting of the Board of Directors of TEXAS INDUSTRIES, INC., duly convened and held on November 5, 1964, resolutions were duly adopted setting forth the following proposed amendment to the Certificate of Incorporation of TEXAS INDUSTRIES, INC. and declaring said amendment advisable.

          SECOND: That thereafter, pursuant to Section 242 of Title 8 of the Delaware Code of 1953, a meeting of the stockholders entitled to vote in respect thereof for the consideration of such amendment was duly held on December 17, 1964.

          THIRD: That at such stockholders' meeting the following resolution in respect to such amendment was duly adopted in accordance with the provisions of said Section 242 of Title 8 of the Delaware Code of 1953:

         "RESOLVED, that the first paragraph of Article FOURTH of the Certificate of Incorporation, as heretofore amended, be and said first paragraph of Article FOURTH hereby is, further amended so that the same shall be and read as follows:

         'FOURTH. The total number of shares of all classes of stock which this Corporation is authorized to issue is Five Million One Hundred Thousand (5,1000,000) shares, of which Five Million (5,000,000) shares are Common Stock of the par value of One Dollar ($1.00) each and One Hundred Thousand (100,000) shares are Cumulative Preferred Stock (hereinafter sometimes referred to as the Preferred Stock) without par value. The designations and powers, preferences and rights, and the qualifications, limitations or restrictions of the shares of each class of stock are as follows;'"

     FOURTH: That the proposed amendment received in favor thereof the votes of the persons or bodies corporate holding at least a majority of the aggregate number of outstanding shares of Common Stock and $5 Cumulative Preferred Stock, and the votes of the persons or bodies corporate holding at least a majority of the outstanding shares of $5 Cumulative Preferred Stock voting as a class, said Common Stock and $5 Cumulative Preferred Stock being all of the stock issued and outstanding and entitled to vote on said amendment.

     FIFTH: That the proposed amendment to the Certificate of Incorporation of TEXAS INDUSTRIES, INC. has been duly adopted in accordance with Section 242 of Title 8 of the Delaware Code of 1953 and that the capital will not be reduced under or by reason of said amendment.

     IN WITNESS WHEREOF, TEXAS INDUSTRIES, INC. has caused its corporate seal to be hereunto affixed and this certificate to be signed by Ralph B. Rogers, its President, and E. McIntosh Cover, its Assistant Secretary, this 17th day of December, 1964.


                                             TEXAS INDUSTRIES, INC.



                                             By: /s/ RALPH B. ROGERS
                                                --------------------------
                                                       President
[SEAL]


                                             By: /s/ E. MCINTOSH COVER
                                                --------------------------
                                                    Assistant Secretary

STATE OF TEXAS     )
                   :   ss:
COUNTY OF DALLAS   )


          BE IT REMEMBERED that on this 17th day of December, A.D., 1964, personally came before me, a notary public in and for the county aforesaid, Ralph B. Rogers, President of TEXAS INDUSTRIES, INC., a corporation of the State of Delaware, the corporation described in and which executed the foregoing certificate, known to me personally to be such, and he, the said Ralph B. Rogers, as such President, duly executed said certificate before me and acknowledged said certificate to be his act and deed and the act and deed of said corporation; that the signatures of said President and Assistant Secretary of said corporation to said certificate are in the handwriting of the said President and Assistant Secretary, respectively, and that the seal affixed to said certificate is the common or corporate seal of said corporation.

          IN WITNESS WHEREOF I have hereunto set my hand and seal the day and year aforesaid.


[SEAL]                                            /s/      [ILLEGIBLE]
                                                  -----------------------------
                                                  Notary Public, Dallas County,
                                                              Texas

                                     STATE
                                       OF
                                    DELAWARE

                          Office of SECRETARY OF STATE


     I, Robert H. Reed, Secretary of State of the State of Delaware, do hereby certify that the above and foregoing is a true and correct copy of Certificate of Amendment of the "TEXAS INDUSTRIES, INC.", as received and filed in this office the twenty-third day of December, A.D. 1964, at 10 o'clock A.M.






                              In Testimony Whereof, I have hereunto set my hand and official seal at Dover this thirtieth day of November in the year of our Lord one
                                   thousand nine hundred and seventy-six.

             [SEAL]

                                     /s/ ROBERT H. REED
                                     -------------------------------------
                                     Robert H. Reed    Secretary of State


                                     /s/ GROVER A. BIDDLE
                                     -------------------------------------
                                     Grover A. Biddle  Assistant Secretary
                                                       of State

                                                       November 1, 1976 9 A.M.

                            CERTIFICATE OF AMENDMENT

                                      -of-

                          CERTIFICATE OF INCORPORATION

                                      -of-

                             TEXAS INDUSTRIES, INC.


     We, the undersigned, Glen Adams and Thomas M. Lawty, respectively Vice President and Assistant Secretary of TEXAS INDUSTRIES, INC., a corporation of the State of Delaware, DO HEREBY CERTIFY:

     FIRST:   That at a meeting of the Board of Directors of TEXAS INDUSTRIES,
INC., duly convened and held on July 20, 1976, resolutions were duly adopted setting forth the following proposed amendment to the Certificate of Incorporation of TEXAS INDUSTRIES, INC., and declaring said amendment advisable.

     SECOND: That thereafter, pursuant to Section 242 of the 1967 Delaware Business Corporation Law, as amended, a meeting of the stockholders entitled to vote in respect thereof for the consideration of such amendment was duly held on October 19, 1976.

     THIRD:   That at such stockholders' meeting the following resolutions in respect to such amendment were duly adopted in accordance with the provisions of said Section 242 of the 1967 Delaware Business Corporation Law, as amended:

          "RESOLVED, that the Certificate of Incorporation of the Company be, and it hereby is, amended by adding a new Article FIFTEENTH, which shall read as follows:

          'FIFTEENTH. A. Except as set forth in Paragraph B. of this Article FIFTEENTH, the affirmative vote of the holders of eighty percent (80%) of the outstanding stock of the Company entitled to vote shall be required for:

          (i) any merger or consolidation to which the Company or any of its subsidiaries and an Interested Person (as hereinafter defined) are parties;

         (ii) any sale or other disposition by the Company, or any of its subsidiaries, of all or any substantial part of its assets to an Interested Person;

        (iii) any purchase or other acquisition by the Company, or any of its subsidiaries, of all or any substantial part of the assets of an Interested Person; and

         (iv) any other transaction with an Interested Person which requires the approval of the Shareholders of the Company under the Delaware Business Corporation Law, as in effect from time to time.

          'B. The provisions of Paragraph A, shall not be applicable to any transaction approved by vote of eighty percent (80%) of the Board of Directors if, at the time of the Board's approval of such transaction, the Board included no director whose election had been effected by the vote of an Interested Person in opposition to the recommendation of Management, and the transaction provides that the Shareholders receive for their shares cash or other consideration equal to, or greater than, the highest price paid by an Interested Person for any shares of the Company (including brokerage commissions and/or soliciting dealers' fees).

          'C. As used in this Article FIFTEENTH the term "Interested Person" shall mean any person, firm or corporation, or any group thereof acting or intending to act in concert, including any person directly or indirectly controlling or controlled by or under direct or indirect common control with such person, firm or corporation or group, which owns of record or beneficially, directly or indirectly, five percent (5%) or more of any class of voting securities of the Company.

          'D. The Board of Directors of the Company shall have full power and authority to interpret, construe and apply the provisions of this Article FIFTEENTH.

          'E. The affirmative vote of the holders of eighty percent (80%) of the outstanding stock of the Company entitled to vote shall be required to amend, alter or repeal this Article FIFTEENTH.

          'F. For purposes of any vote required by this Article FIFTEENTH, all classes of voting stock of the Company shall be considered as one class.'"

     FOURTH: That the proposed amendment received in favor thereof the votes of the persons or bodies corporate holding at least a majority of the aggregate number of outstanding shares of Common Stock and $5 Cumulative Preferred Stock, said Common Stock and $5 Cumulative Preferred Stock being all of the stock issued and outstanding and entitled to vote on said amendment.

     IN WITNESS WHEREOF, TEXAS INDUSTRIES, INC., has caused its corporate seal to be hereunto affixed and this certificate to be signed by Glen Adams, its Vice President, and Thomas M. Lawty, its Assistant Secretary, this 22nd day of October 1976.


                                     TEXAS INDUSTRIES, INC.

                                     By   /s/ GLEN ADAMS
                                        ----------------------------------------
                                        Vice President
               [SEAL]

                              Attest By  /s/ [ILLEGIBLE]
                                        ----------------------------------------
                                        Assistant Secretary

THE STATE OF TEXAS         )

COUNTY OF DALLAS           )

         BE IT REMEMBERED that on this 22nd day of October, 1976, personally came before me, a notary public in and for the county aforesaid, Glen Adams, Vice President of TEXAS INDUSTRIES, INC., a corporation of the State of Delaware, the corporation described in and which executed the foregoing certificate, known to me personally to be such, and he, the said Glen Adams, as such Vice President, duly executed said certificate before me and acknowledged said certificate to be his act and deed and the act and deed of said corporation; that the signatures of said Vice President and Assistant Secretary of said corporation to said certificate are in the handwriting of the said Vice President and Assistant Secretary, respectively, and that the seal affixed to said certificate is the common or corporate seal of said corporation.

         IN WITNESS WHEREOF, I have hereunto set my hand and seal the and year aforesaid.



[SEAL]                                 /s/ [ILLEGIBLE]
                                       -----------------------------------------
                                       Notary Public, Dallas County, Texas

                            CERTIFICATE OF AMENDMENT

                                      -of-

                          CERTIFICATE OF INCORPORATION

                                      -of-

                             TEXAS INDUSTRIES, INC.


     We, the undersigned, Fergus J. Walker, Jr. and Glen Adams, respectively Senior Vice President and Secretary of TEXAS INDUSTRIES, INC., a corporation of the State of Delaware, DO HEREBY CERTIFY:

     FIRST: That at a Meeting of the Board of Directors of TEXAS INDUSTRIES, INC., duly convened and held on October 17, 1978, resolutions were duly adopted setting forth the following proposed amendment to the Certificate of Incorporation of TEXAS INDUSTRIES, INC. and declaring said amendment advisable.

     SECOND: That thereafter, pursuant to Section 242 of Subchapter VIII of the Delaware Corporation Law, a Special Meeting of the Shareholders entitled to vote in respect thereof for the consideration of such amendment was duly held on November 28, 1978.

     THIRD: That at such Shareholders' Special Meeting the following resolution in respect to such amendment was duly adopted in accordance with the provisions of said Section 242 of Subchapter VIII of the Delaware Corporation Law:

         "RESOLVED, that the first paragraph of Article FOURTH of the Certificate of Incorporation, as heretofore amended, be and said first paragraph of Article FOURTH hereby is, further amended so that the same shall be and read as follows:

         'FOURTH. The total number of shares of all classes of stock which this Corporation is authorized to issue is Fifteen Million One Hundred Thousand (15,100,000) shares, of which Fifteen Million (15,000,000) shares are Common Stock of the par value of One Dollar ($1.00) each and One Hundred Thousand (100,000) shares are cumulative Preferred Stock (hereinafter sometimes referred to as the Preferred Stock) without par value. The designations and powers, preferences and rights, and the qualifications, limitations or restrictions of the shares of each class of stock are as follows:'"--

     FOURTH: That the proposed amendment received in favor thereof the votes of the persons or bodies corporate holding at least a majority of the aggregate number of outstanding shares of Common Stock and $5 Cumulative Preferred Stock, and the votes of the persons or bodies corporate holding at least a majority of the outstanding shares of $5 Cumulative Preferred Stock voting as a class, said Common Stock and $5 Cumulative Preferred Stock being all of the stock issued and outstanding and entitled to vote on said amendment.

     FIFTH: That the proposed amendment to the Certificate of Incorporation of TEXAS INDUSTRIES, INC. has been duly adopted in accordance with Section 242 of Subchapter VIII of the Delaware Corporation Law and the capital will not be reduced under or by reason of said amendment.

     IN WITNESS WHEREOF, TEXAS INDUSTRIES, INC. has caused its corporate seal to be hereunto affixed and this certificate to be signed by Fergus J. Walker, Jr., its Senior Vice President, and Glen Adams, its Secretary, this 28th day of November, 1978.



                                   TEXAS INDUSTRIES, INC.



                                   By   /s/ FERGUS J. WALKER, JR.
                                        ----------------------------------------
                                        Senior Vice President

CORPORATE SEAL

                          Attest:  By   /s/ GLEN ADAMS
                                        ----------------------------------------
                                        Secretary

                                   736073054                  BODY 346  PAGE 500

                                                                     FILED
                            CERTIFICATE OF AMENDMENT
                                       OF                      MAR 14 1988 10 AM
                          CERTIFICATE OF INCORPORATION
                                       OF                       /s/ [ILLEGIBLE]
                             TEXAS INDUSTRIES, INC.


         We, the undersigned, Robert C. Moore and Thomas M. Lawty, respectively Vice President and Assistant Secretary of TEXAS INDUSTRIES, INC., a Delaware corporation, DO HEREBY CERTIFY:

         FIRST:   That at a Meeting of the Board of Directors of TEXAS
INDUSTRIES, INC., duly convened and held on July 18, 1985, resolutions were duly adopted setting forth the following proposed amendments to the Certificate of Incorporation of TEXAS INDUSTRIES, INC. and declaring said amendments advisable.

         SECOND: That thereafter, pursuant to Section 242 of Subchapter VIII of the General Corporation Law of the State of Delaware, the proposed amendments were submitted to the stockholders of TEXAS INDUSTRIES, INC. for their approval or disapproval thereof at the annual meeting of said stockholders held on October 15, 1985.

         THIRD:   That at such annual meeting of stockholders, the following resolutions in respect to such amendments were duly adopted in accordance with the provisions of said Section 242 of Subchapter VIII of the General Corporation Law of the State of Delaware:

         Article Tenth of the Certificate of Incorporation of the corporation, which confers certain powers on the Board of Directors of the corporation, is hereby amended by amending Section 3 thereof to read as follows:

                  "3.      By resolutions adopted by the majority of the entire
         Board of Directors, to make, amend, alter, change, add to or repeal By-laws for the corporation without any action on the part of stockholders. The stockholders of the corporation shall not make, amend, alter, change, add to or repeal By-laws of the corporation, either directly or by way of amending the Certificate of Incorporation of this corporation, except by the affirmative vote of the holders of 75 percent or more of the combined voting power of the then outstanding shares of stock of all classes and series of the corporation entitled to vote generally in the election of directors, voting together as a single class, at a duly called meeting of the stockholders, provided that notice of the proposed change in the By-laws is contained in the notice of the meeting. In addition to any requirement of law or any other provision of this Certificate of Incorporation or of the By-laws of this corporation, the affirmative vote of the holders of 75 percent or more of the combined voting power of the then outstanding shares of stock of all classes and series of the corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to amend, alter or repeal, or adopt any provision inconsistent with, this Section 3 of this Article Tenth."

         Article Twelfth of the Certificate of Incorporation of the corporation is hereby amended to read as follows:

                  "Twelfth. Any action required or permitted to be taken by the stockholders of the corporation must be

                                                              BODY 346  PAGE 501

     effected at a duly called annual or special meeting of stockholders of the corporation and may not be effected by any consent in writing by such stockholders. In addition to any requirement of law or any other provision of this Certificate of Incorporation or of the By-laws of this corporation, the affirmative vote of the holders of 75 percent or more of the combined voting power of the then outstanding shares of stock of all classes and series of the corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to amend, alter or repeal, or adopt any provision inconsistent with, this Article Twelfth."

          FOURTH:   That the proposed amendments received in favor thereof the votes of at least a majority of the outstanding stock entitled to vote thereon, and a majority of the outstanding stock of each class entitled to vote thereon as a class.

          FIFTH:    That the proposed amendments to the Certificate of
Incorporation of TEXAS INDUSTRIES, INC. have been duly adopted in accordance with Section 242 of Subchapter VIII of the General Corporation Law of the State of Delaware.

          IN WITNESS WHEREOF, TEXAS INDUSTRIES, INC. has caused its corporate seal to be hereunto affixed and this certificate to be signed by Robert C. Moore, its Vice President, and Thomas M. Lawty, its Assistant Secretary this 9th day of January, 1986.

                                        TEXAS INDUSTRIES, INC.
ATTEST:


By /s/ THOMAS M. LAWTY                  By /s/ ROBERT C. MOORE
   ----------------------------            -----------------------------
       Assistant Secretary                     Vice President



STATE OF TEXAS      )                  RECEIVED FOR RECORD
                    )                      MAR 18 1986
COUNTY OF DALLAS    )               LEO J. DUGAN, Jr., Recorder

          BEFORE ME, the undersigned, a Notary Public in and for said County and State, on this day personally appeared ROBERT C. MOORE, known to me to be the person and officer whose name is subscribed to the foregoing instrument, and acknowledged to me that the same was the act of the said TEXAS INDUSTRIES, INC., a corporation, and that he executed the same as the act of such corporation for the purposes and consideration therein expressed, and in the capacity therein stated.

          GIVEN UNDER MY HAND AND SEAL OF OFFICE this 9th day of January, 1986.



                                        /s/ GWYNN E. HERRICK
                                        ----------------------------------------
                                                Notary Public in and for
                                                    the State of Texas

                                                    GWYNN E. HERRICK
                                                Notary Public in and for
                                                    the State of Texas
                                             My Commission Expires  9-2-88

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                             TEXAS INDUSTRIES, INC.


     We, the undersigned, Robert C. Moore and Thomas M. Lawty, respectively Vice President and Assistant Secretary of TEXAS INDUSTRIES, INC., a Delaware corporation, DO HEREBY CERTIFY:

          FIRST:    That at a Meeting of the Board of Directors of TEXAS
INDUSTRIES, INC., duly convened and held on July 17, 1986, a resolution was duly adopted setting forth the following proposed amendment to the Certificate of Incorporation of TEXAS INDUSTRIES, INC. and declaring said amendment advisable.

          SECOND:   That thereafter, pursuant to Section 242 of Subchapter VIII of the General Corporation Law of the State of Delaware, the proposed amendment was submitted to the stockholders of TEXAS INDUSTRIES, INC. for their approval or disapproval thereof at the annual meeting of said stockholders held on October 21, 1986.

          THIRD:    That at such annual meeting of stockholders, the following resolution in respect to such amendment was duly adopted in accordance with the provisions of said Section 242 of Subchapter VIII of the General Corporation Law of the State of Delaware:

          Article Eleventh of the Certificate of Incorporation of the corporation, which covers certain relationships between the Company and its directors, is hereby amended, subject to stockholders' approval, by adding a new paragraph to read as follows:

          "To the fullest extent permitted by the Delaware General Corporation Law as amended from time to time, Directors and former directors of the corporation shall not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director."

          FOURTH:   That the proposed amendment received in favor thereof the
votes of at least a majority of the outstanding stock entitled to vote thereon, and a majority of the outstanding stock of each class entitled to vote thereon as a class.

          FIFTH:    That the proposed amendment to the Certificate of
Incorporation of TEXAS INDUSTRIES, INC. has been duly adopted in accordance with Section 242 of Subchapter VIII of the General Corporation Law of the State of Delaware.

          IN WITNESS WHEREOF, TEXAS INDUSTRIES, INC. has caused its corporate seal to be hereunto affixed and this certificate to be signed by Robert C. Moore, its Vice President, and Thomas M. Lawty, its Assistant Secretary this 22nd day of October, 1986.

                                        TEXAS INDUSTRIES, INC.
ATTEST:


By /s/ THOMAS M. LAWTY                  By /s/ ROBERT C. MOORE
   ----------------------------            -----------------------------
       Assistant Secretary                     Vice President



STATE OF TEXAS      )
                    )
COUNTY OF DALLAS    )

          BEFORE ME, the undersigned, a Notary Public in and for said County and State, on this day personally appeared ROBERT C. MOORE, known to me to be the person and officer whose name is subscribed to the foregoing instrument, and acknowledged to me that the same was the act of the said TEXAS INDUSTRIES, INC., a corporation, and that he executed the same as the act of such corporation for the purposes and consideration therein expressed, and in the capacity therein stated.


          GIVEN UNDER MY HAND AND SEAL OF OFFICE this the 22nd day of October, 1986.




                                        /s/ GWYNN E. HERRICK
                                        ----------------------------------------
                                        Notary Public in and for
                                          the State of Texas

                                        My Commission Expires:  9-2-88
                                                              ----------

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                             TEXAS INDUSTRIES, INC.

     We, the undersigned, Richard M. Fowler and Robert C. Moore, respectively Vice President and Secretary of TEXAS INDUSTRIES, INC., a Delaware corporation, DO HEREBY CERTIFY:

     FIRST: That, at a meeting of the Board of Directors of TEXAS INDUSTRIES, INC., duly convened and held on July 14, 1995, a resolution was duly adopted setting forth the following proposed amendment to the Certificate of Incorporation of TEXAS INDUSTRIES, INC. and declaring said amendment advisable:

     "RESOLVED, that the Certificate of Incorporation of [TEXAS INDUSTRIES, INC.] be amended by striking the first sentence of the first paragraph of Article Fourth in its entirety and replacing the following therefor:

          'FOURTH. The total number of shares of all classes of stock which this Corporation is authorized to issue is Forty Million (40,000,000) shares of Common Stock of the par value of One Dollar ($1.00) each and One Hundred Thousand (100,000) shares of Cumulative Preferred Stock (hereinafter sometimes referred to as the Preferred Stock) without par value.'

     SECOND: That thereafter, pursuant to Section 242 of the General Corporation Law of the State of Delaware, a summary of the proposed amendment was submitted to the stockholders of TEXAS INDUSTRIES, INC. for their approval or disapproval thereof at the annual meeting of said stockholders held on October 17, 1995.

     THIRD: That at such annual meeting of stockholders, such amendment was adopted in accordance with the provision of said Section 242 of the General Corporation Law of the State of Delaware.

     FOURTH: That the proposed amendment received in favor thereof the votes of at least a majority of the outstanding stock entitled to vote thereon, and a majority of the outstanding stock of each class entitled to vote thereon as a class.



Certificate of Amendment of Certificate of Incorporation             Page 1 of 2

     FIFTH: That the proposed amendment to the Certificate of Incorporation of TEXAS INDUSTRIES, INC. has been duly adopted in accordance with Section 242 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, TEXAS INDUSTRIES, INC. has caused its corporate seal to be hereunto affixed and this certificate to be signed by Richard M. Fowler, a Vice President, and Robert C. Moore, its Secretary, this 21st day of November, 1995.

                                        TEXAS INDUSTRIES, INC.


ATTEST:



By: /s/ ROBERT C. MOORE                 By: /s/ RICHARD M. FOWLER
   ----------------------------            ---------------------------------
   Robert C. Moore, Secretary              Richard M. Fowler, Vice President


STATE OF TEXAS      )
                    )
COUNTY OF DALLAS    )


     Before me, the undersigned authority, on this day personally appeared Richard M. Fowler, Vice President of Texas Industries, Inc., a corporation, known to me to be the person whose name is subscribed to the foregoing instrument and acknowledged to me that he executed the same for the purposes and consideration therein expressed, in the capacity stated, and as the act and deed of said corporation.

     Given under my hand and seal of office this 21st day of November, 1995.


                                        /s/ DEBRA A. LUBBERT
                                        -------------------------------
                                        Notary Public in and for
                                        The State of Texas


                                        My Commission expires: 7-16-97
                                                              ---------

                                        [SEAL]


Certificate of Amendment of Certificate of Incorporation             Page 2 of 2